Exhibit 99
FOR IMMEDIATE RELEASE:
CNB FINANCIAL SERVICES, INC. ANNOUNCES RESULTS
FOR THE QUARTER
     Thomas F. Rokisky, President/CEO of CNB Financial Services, Inc. (CNB), the parent company of CNB Bank, Inc. announced for the three months ended March 31, 2008, CNB had consolidated net income of $779,000, or $1.71 per share as compared to $626,000, or $1.37 per share for the three months ended March 31, 2007.
     CNB, with total assets at March 31, 2008 of $275.6 million, has two full service offices and ATMs in Berkeley Springs, West Virginia. The Bank has three full service branch offices and ATMs in Berkeley County, West Virginia. Our Berkeley County office locations are in Hedgesville, south Martinsburg, and our newest branch in Falling Waters, West Virginia. The Bank also has a full service branch office and ATM located in Hancock, Maryland.

     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the 2008 outlook for earnings, revenues and expenses. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.
- financials follow –

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$5,832,687	$7,791,093
Securities available for sale (at approximate market value)	55,582,028	66,017,231
Federal Home Loan Bank stock, at cost	2,345,300	2,623,600
Loans and lease receivable, net	200,823,577	202,668,845
Accrued interest receivable	1,262,807	1,406,804
Foreclosed real estate (held for sale), net	239,805	150,845
Premises and equipment, net	6,021,819	6,111,273
Deferred income taxes	901,381	927,843
Cash surrender value of life insurance	1,497,014	1,491,093
Intangible assets	357,782	385,661
Other assets	696,671	841,156

TOTAL ASSETS	$275,560,871	$290,415,444

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$41,382,712	$42,690,898
Interest-bearing demand	35,212,728	35,278,551
Savings	24,010,126	23,462,625
Time, $100,000 and over	46,482,941	44,493,979
Other time	79,608,286	80,718,661

	$226,696,793	$226,644,714
Accrued interest payable	1,189,683	1,281,166
FHLB borrowings	20,700,000	37,500,000
Accrued expenses and other liabilities	3,195,935	2,168,119

TOTAL LIABILITIES	$251,782,411	$267,593,999

SHAREHOLDERS’ EQUITY
Common stock, $1 par value; 5,000,000 shares authorized; 458,048 shares issued at September 30, 2007 and December 31, 2006 and 455,949 and 458,048 outstanding at September 30, 2007 and December 31, 2006	$458,048	$458,048
Capital surplus	4,163,592	4,163,592
Retained earnings	19,934,674	19,155,244
Accumulated other comprehensive income	(570,221)	(747,806)

	$23,986,093	$23,029,078
Less treasury stock, at cost, 3,099 shares in 2007	(207,633)	(207,633)

TOTAL SHAREHOLDERS’ EQUITY	$23,778,460	$22,821,445

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$275,560,871	$290,415,444

The Notes to Consolidated Financial Statements are an integral part of these statements.

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended
	March 31,
	2008	2007
INTEREST INCOME
Interest and fees on loans	$3,616,728	$3,657,862
Interest and dividends on securities
U.S. Government agencies and corporations	221,488	331,078
Corporate bonds	55,078	—
Mortgage backed securities	318,844	102,402
State and political subdivisions	110,479	103,512
Dividend income	27,797	26,570
Interest on FHLB deposits	851	483
Interest on federal funds sold	—	8,153

	$4,351,265	$4,230,060

INTEREST EXPENSE
Interest on interest bearing demand, savings and time deposits	$1,522,302	$1,611,881
Interest on FHLB borrowings	270,589	224,461

	$1,792,891	$1,836,342

NET INTEREST INCOME	$2,558,374	$2,393,718

PROVISION FOR LOAN LOSSES	105,000	62,499

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	$2,453,374	$2,331,219

NONINTEREST INCOME
Service charges on deposit accounts	$330,541	$303,346
Other service charges, commissions and fees	200,278	183,074
Other operating income	20,299	18,786
Net gain on sales of loans	26,587	26,216
Income from title company	3,728	3,144

	$581,433	$534,566

NONINTEREST EXPENSES
Salaries	$752,563	$742,601
Employee benefits	342,578	324,230
Occupancy of premises	118,687	128,978
Furniture and equipment expense	206,038	208,674
Other operating expenses	538,962	508,684
Net (gain) loss on sale of securities	(89,941)	2,117
Net loss on disposal of premises and equipment	—	1,046
Net loss on other real estate owned	484	—

	$1,869,371	$1,916,330

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$1,165,436	$949,455
PROVISION FOR INCOME TAXES	386,006	323,318

NET INCOME	$779,430	$626,137

BASIC EARNINGS PER SHARE	$1.71	$1.37

The Notes to Consolidated Financial Statements are an integral part of these statements.